EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Alliance Capital Management Corporation:

We consent to the use of our report dated February 1, 1999 relating to the consolidated financial statements of Alliance Capital Management L.P. and subsidiaries as of December 31, 1998 and 1997 incorporated herein by reference and to the use of our report dated July 7, 1999 relating to the statement of financial condition of Alliance Capital Management L.P. II as of July 7, 1999 included herein and to the reference to our firm under the heading "Experts" in this Registration Statement.

New York, New York
August 2, 1999

                                                                  /s/ KPMG LLP